                                                                   Exhibit M(iv)

                       CONVEYANCE AND TRANSFER AGREEMENT
                               (Riverview Ridge)


    THIS CONVEYANCE AND TRANSFER AGREEMENT (this "Agreement") is made this ______ day of September, 2003, between GENESIS HEALTH VENTURES OF WILKES-BARRE, INC., a Pennsylvania corporation ("GHV of WB"), and GENESIS HEALTHCARE CORPORATION, a Pennsylvania corporation ("GHC"), as buyer (collectively, "Genesis"), and ET SUB-RIVERVIEW RIDGE LIMITED PARTNERSHIP, L.L.P., a Virginia limited partnership, as seller ("ET").



                              W I T N E S S E T H:

    WHEREAS, ET is the owner in fee simple of that certain skilled nursing facility known as Riverview Ridge, located at 300 Courtright Street, in Wilkes Barre, Luzerne County, Pennsylvania ("Facility"); and

    WHEREAS, ET is the landlord and GHV of WB is the tenant under that certain Lease Agreement (as defined below); and

    WHEREAS, the conveyance and transfer of the Facility is part of a series of transactions required to occur in accordance with the Master Agreement (as defined below); and

    WHEREAS, the parties hereto desire to convey to Genesis the Facility, and Genesis desires to acquire the Facility from ET.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, the parties agree as follows:



                                   ARTICLE I
                                  DEFINITIONS


    1.1 Definitions. The following terms, not otherwise defined in the body of this Agreement, shall have the meanings set forth below for purposes of this Agreement:

      "Accounts" shall mean all accounts, as defined in the UCC, including notes, notes receivable, amounts payable to ET under the RLAs, if any, and proceeds thereof.

      "Assumed Debt" shall have the meaning set forth in Section 2.2(a) below.

      "Assumed Loan Documents" means those certain loan documents identified on
Exhibit 3.1(c).

      "Business Day" means a day on which national banking associations are open for the transaction of business in Philadelphia, Pennsylvania.

      "Closing" and "Closing Date" shall be the settlement of and date for the occurrence of particular described events associated with the conveyance and transfer described in this Agreement, which Closing Date shall be that date which is designated by written notice from ET to Genesis at least ten (10) Business Days prior to such settlement, and as soon as practicable after the Reorganization, but in no event earlier than the consummation of the Reorganization (except as provided in the next sentence) and in no event later than March 31, 2004. If the Reorganization does not occur by December 31, 2003, then ET may schedule the Closing Date upon not less than ten (10) Business Days prior notice to Genesis but in no event later than March 31, 2004.

      "Contract Rights" shall mean all agreements to which ET is a party or beneficiary, relating to the development, construction and operation of the Facility, such as rights under architect and construction contracts (including rights in plans and specifications), warranties, guaranties or other assurances relating to the development, construction and operation of the Facility, agreements relating to the service and operation of the Facility and the Land, such as service, property management, supply and maintenance agreements, and agreements as to off-site improvements or access that are likely to affect the Property, including agreements relating to pedestrian access, storm water management, road access and improvements, stream preservation, forest remediation, environmental remediation and monitoring, wetlands remediation and the like, if any, but not including any contracts related to the occupancy and care of the Residents of the Facility.

      "Environmental Laws" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, common law, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health, or the environment, as in effect on the date hereof or as later amended, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or release of Hazardous Materials, including: (y) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 1101 et seq.), and the regulations implementing these statutes, and (z) analogous state and local provisions.

      "Execution Date" shall be the date on which this Agreement has been fully executed by all parties.

      "Facility" shall have the meaning set forth in the recitations.

      "General Intangibles" shall mean general intangibles, as defined in the UCC, including contractual rights including the Contract Rights, goodwill, literary rights, rights to performance, copyrights, trademarks, servicemarks and patents..

      "Hazardous Materials" shall mean any chemicals, substances, pollutants, contaminants, materials, or wastes, whether solid, liquid or gaseous in nature (including, without limitation, any medical waste), other than in nominal quantities found in office products and common cleaning solutions: (i) the presence of which requires investigation or remediation under any federal, state or locate statue, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or (ii) which is defined as a "hazardous waste", "pollutant or contaminant", or "hazardous substance" under any applicable Environmental Laws; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Execution Date, or as thereafter amended, is regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over the Property; or (iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to other properties or poses a hazard to the health or safety of persons on or about the Property; or (v) which, except as contained in building materials, contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or friable asbestos or friable asbestos-containing materials or urea formaldehyde foam insulation; or (vi) radon gas.

      "Intangible Property" shall mean Accounts and General Intangibles.

      "Inventory" shall mean all of ET's inventory, as defined in the UCC, used in the operation of the Facility.

      "Land" shall mean all of that real property described on Exhibit A attached hereto.

      "Lease Agreement" shall mean that certain Lease Agreement dated as of March 27, 1998, between ET, as landlord, and GHV of WB, as tenant, pursuant to which GHV of WB leased the Facility from ET.

      "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws (including any zoning or subdivision ordinance, the Americans with Disabilities Act, the Fair Housing Act, as applicable, and any applicable Environmental Law), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Property; (ii) in any way adversely affect the use and enjoyment thereof, and all Permits and

Licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to ET, at any time in force affecting the Property; (iii) require the cleanup or other treatment of any Hazardous Materials; or (iv) impose parking requirements, building setback lines or other building or operating requirements.

      "Licenses and Permits" shall mean all licenses, franchises, privileges, permits, approvals, authorizations, consents, certificates of need and similar documents in connection with the right to use the Land, construct and develop the Facility and operate the Facility, including a personal care license, all building permits and certificates of occupancy, all variances, special exceptions and any other zoning permits and licenses required for the ownership, use, or operation of the Property, and all other permits, licenses and other authorizations issued in any connection with the Property.

      "Master Agreement" shall mean that certain Master Agreement dated September 11, 2003, between Genesis Health Ventures, Inc. ("GHV") and ElderTrust Operating Limited Partnership.

      "Person" shall mean an individual, fiduciary, estate, trust, partnership, firm, association, corporation, limited liability company, or other organization, or a government or governmental authority.

      "Personal Property" shall mean all personal property, building materials, fixtures, equipment, tools and tangible personal property of every kind and nature whatsoever located on the Land and/or used in connection with the operation of the Facility.

      "Permitted Exceptions" shall mean those exceptions set forth on Exhibit
B.

      "Property" shall mean collectively: (A) the Land and any buildings, structures, work in progress, and other improvements, if any, erected on the Land or attached thereto, including the Facility, and all facilities, fixtures, equipment, machinery, furnishings and other property attached to, located in or used in connection with any such building, structure, or other improvement; (B) all work product of engineers, architects, similar professionals, and others pertaining to the Land or to existing or proposed improvements thereon; (C) any topsoil located on the Land as of the date hereof; (D) all interest in any land lying in the bed of any street, alley, road or avenue, open or proposed, in front of or adjoining the Land; (E) all awards or recoveries or rights thereto, arising out of eminent domain or condemnation proceedings or as a result of damage to the Land by reason of any change of grade of any street or highway; (F) all trees, vegetation, and other living things on the Land; (G) all rights of way or use, riparian rights, water rights, profits, easements, corporeal and incorporeal hereditaments, benefits, privileges, appurtenances, and advantages to the Land belonging or in anywise appertaining; (H) all Personal Property; (I) all Accounts, General Intangibles and other rights growing out of or in connection with the operation of the Facility, including without limitation, all cash or securities deposited thereunder to secure performance by the Residents, and (J) all leases, rents, royalties, issues, revenues, profits and benefits therefrom. Included as part of the Property shall be appurtenant easement rights. Excluded from the definition of Property shall be those items on or within the Facility which are owned by Residents or by Genesis as tenant.

      "Reorganization" means the "Reorganization" as described in the press release issued by GHV dated February 12, 2003, which is attached hereto as Exhibit C, and the Form 10 Registration Statement filed with the Securities and Exchange Commission dated July 25, 2003, as may be amended by subsequent filings, which more specifically define the Reorganization as the transaction whereby the shareholders of GHV common stock as of the record date of the Reorganization will receive a pro-rata distribution of shares of GHC common stock for every share of GHV common stock held on such record date; GHV and certain of its subsidiaries will contribute to GHC all of the legal entities comprising the Eldercare Businesses (as defined below), together with certain assets and liabilities associated with the Eldercare Businesses, and any variation of such described reorganization that is not materially different therefrom. For the purposes of this section, "Eldercare Businesses" shall mean inpatient services provided in skilled nursing and assisted living centers, rehabilitation therapy services, diagnostic services, respiratory services and management services.

      "Residents" shall mean those residents occupying the Facilities under the RLAs.

      "RLAs" means the residential living agreements pursuant to which Residents occupy the Facility.

      "State" shall mean the Commonwealth of Pennsylvania.

      "Survey" shall mean the ALTA/ASCM Land Title Survey for the Property obtained by Genesis pursuant to Section 4.2 hereof.

      "Surveyor" shall mean a firm acceptable to Genesis experienced in the preparation of ALTA/ASCM land title surveys.

      "Title Company" shall mean Lawyers Title Insurance Corporation.

      "UCC" shall mean the Uniform Commercial Code of the State.



                                   ARTICLE II
                            CONVEYANCE AND TRANSFER


    2.1 Conveyance and Transfer. ET agrees to convey and transfer the Property to Genesis and Genesis agrees to acquire and accept the Property from ET in accordance with the terms hereof.

    2.2 Consideration. The consideration for the Property is Five Million Seventy-Five Thousand Five Hundred Forty-One Dollars ($5,075,541.00) (the "Consideration"). Genesis shall pay the consideration to ET in the following manner:

       (a) At Closing, Genesis shall assume the existing mortgage debt encumbering the Facility, which mortgage debt had an outstanding balance as of June 30, 2003, of Two Million Four Hundred Forty-Eight Thousand Eight Hundred Forty-Six and 62/100 Dollars ($2,448,846.62) (the "Assumed Debt").

       (b) The balance of the Purchase Price, as adjusted pursuant to Paragraphs 6.4 and 6.5 of this Agreement, shall be paid to ET at Closing by immediately available federal U.S. funds, wire transferred to an account designated by ET.



                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


    3.1. Representations and Warranties of ET. ET hereby warrants and represents as of the Effective Date and as of the Closing Date as follows:

       (a) Authorization/Validity. ET is duly organized, validly existing and in good standing in the state of its formation; the execution, delivery and performance by ET of this Agreement and the transactions contemplated herein have been duly authorized by all necessary actions and do not contravene or constitute a default or require the further consent of any person under any provision of applicable law or regulation or of the organization documents of ET, or of any agreement, judgment, injunction, order, decree or other instrument binding upon ET or to which any of its properties are subject; the execution, delivery and performance by ET of this Agreement and the other agreements executed or to be executed by ET in connection with the transactions contemplated by this Agreement (the "Transaction Documents") require no action by or in respect of, or filing with, any governmental body, agency or official, and no third?party consents are required to consummate this transaction; this Agreement has been duly executed by, and constitutes a valid and binding agreement of ET enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditor's rights generally), subject in each case to receipt of consent from ET's lenders as identified on Exhibit
5.2, and neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will constitute a default under any other agreement, License and Permit, or Legal Requirement.

       (b) Title; Consents. ET has good and valid title to the Personal Property. Except as identified on Exhibit 5.2, no other consents are necessary to convey title to the Property to Genesis in accordance with the terms hereof. With respect to the consents of the ET Lenders set forth on
Exhibit 5.2, ET covenants to use commercially reasonable best efforts to pursue and to obtain such consent to the terms and provisions of this Agreement on a timely basis as contemplated herein.

       (c) Assumed Loan Documents. Prior to or contemporaneously with the execution of this Agreement, ET has provided to Genesis true, correct and complete copies of all material Assumed Loan Documents, all of which have been initialed by ET for identification purposes. To ET's knowledge, there is no default or facts which with the giving of notice and passage of time could become an event of default under such Assumed Loan Documents, and ET has not received written notice of the existence of any default or facts which with the giving of notice and passage of time could become an event of default under such Assumed Loan Documents. ET will use commercially reasonable efforts to provide to Genesis, as soon as reasonably practicable after the execution of this Agreement, true, correct and complete copies of the non-material Assumed Loan Documents which were not previously provided to Genesis.

       (d)  FIRPTA. ET is not a "foreign person" as such term is defined in
Section 1445 of the Internal Revenue Code of 1986, as amended.

       (e) Litigation. To ET's knowledge, there is no pending or threatened litigation or government investigation which materially affects, or could materially affect ET's ability to perform its obligations hereunder, or which materially affects, or could materially affect, the operation of the Facility, or the ownership of the Property, except as set forth on Exhibit 3.1(e).

       (f) Compliance with Laws. To ET's knowledge, the current use of the Property does not violate any ordinance, law, regulation or order of any governmental authority or that any investigation has been commenced or is contemplated respecting such possible violation which investigation, if concluded adversely, would have a material effect on the owner of such Property.

       (g) Taxes. There are no current municipal improvement or like assessments against the Property, and to the knowledge of ET, no such assessments are in process or planned by any municipal or other government; and ET has received no written notice of any proposed increase in the assessed valuation or rate of taxation.

       (h) Pending Assessments and Eminent Domain. ET has no knowledge and has received no written notice of any pending proceeding for the imposition of any special assessment, or the formation of a special assessment district, or for a condemnation proceeding which would affect in any manner any portion of the Property.

       (i) Governmental Proceedings. ET has neither received written notice of nor has any knowledge of any governmental action or governmental proceeding (zoning or otherwise) or governmental investigation pending or threatened against or relating to the Property or the transactions contemplated by this Agreement. ET is not obligated to any city, county or state authority or entity under any agreements or performance bonds or letters of credit relating to the Property, or any part thereof.

       (j) Defects. To the knowledge of ET, there are no material defects or deficiencies in the Property which would have a material effect on the insurability of the Facility or materially increase the cost of insuring the Facility, except for those material defects or deficiencies of which Genesis has provided ET with written notice.

       (k) Environmental Matters. Except as set forth in Exhibit 3.1(k) attached hereto ("Disclosure Schedule"), to the knowledge of ET, ET has not:
(i) caused the release or discharge of any Hazardous Material at, on or under the Property which requires remediation under applicable Environmental Laws,
(ii) used the Real Property for the use, generation, treatment, storage, transportation or disposal of any Hazardous Material (as such term is defined below) in quantities that would constitute a violation of any applicable Environmental Law, (iii) used the Property at any time as a landfill or for the purposes of disposing of Hazardous Materials, or (iv) installed or removed underground storage tanks on or from the Property.

       (l) Contract Rights. Exhibit 3.1(l) hereto sets forth all the Contract Rights and any other understandings, written or oral, to which ET is a party or by which ET is bound that relate to the Facility. For purposes of Exhibit 3.1(l) Contract Rights shall not be construed to include any RLAs; except as set forth on Exhibit 3.1(l), each of the Contract Rights relates only to the Facility and not to any property other than the land and improvements constituting the Facility, is valid and binding on ET and is in full force and effect in all material respects; except as set forth in Exhibit 3.1(l), neither ET, nor to ET's knowledge, any other party thereto has breached or defaulted under the terms of any Contract Rights.

       (m) Licenses and Permits. Excluding those Licenses and Permits held directly by Genesis as operator of the Facility, to the knowledge of ET, ET has all Licenses and Permits as are necessary for the owner of the fee title to the Facility to own, occupy and use such Facility as it is currently being used, and, to the knowledge of ET, ET is not in violation of any Licenses and Permits relating to the Facility and all Licenses and Permits relating to the Facility are in full force and effect.

       (n) Utilities. To ET's knowledge, public utilities ("Public Utilities"), of adequate capacity are installed in, and are duly connected to, the Property and can be used without any charge except the normal and usual metered charges imposed for such Public Utilities for the operation of an skilled nursing or assisted living facility of similar size and design; and that to ET's knowledge, no amounts due and owing with respect to the Property in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than thirty (30) days.

       (o)  Operations.  During the pendency of this Agreement, ET shall not:
(a) sell or dispose of the Facility, or (b) enter into or grant any easements, covenants, conditions, restrictions or rights of way, or (c) modify any lease which is a part of or constitutes the Property, or (d) modify any of the Assumed Loan Documents or fail to make any payment under or comply with any provision of any of the Assumed Loan Documents.

    As used herein, the term "knowledge" means the actual knowledge of Michael R. Walker, D. Lee McCreary, Jr. and/or Kevin Smith, whom ET represents to be the individuals having primary responsibility for the assets which are the subject of this Agreement.

    The representations and warranties of ET under this Section 3.1 shall survive Closing under this Agreement for a period of six (6) months.

    3.2 Representations and Warranties of Genesis. Genesis hereby represents and warrants, as of the Effective Date and the Closing Date as follows:

       (a) Genesis is duly organized, validly existing and in good standing in the state of its formation and in the State.

       (b) Genesis is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania; the execution, delivery and performance by Genesis of this Agreement and the transactions contemplated herein have been duly authorized by all necessary actions and do not contravene or constitute a default or require the further consent of any person under any provision of applicable law or regulation or of the organization documents of Genesis, or of any agreement, judgment, injunction, order, decree or other instrument binding upon Genesis or to which any of its properties are subject; the execution, delivery and performance by Genesis of this Agreement and the other agreements executed or to be executed by Genesis in connection with the transactions contemplated by this Agreement (the "Transaction Documents") require no action by or in respect of, or filing with, any governmental body, agency or official, and no third?party consents are required to consummate this transaction; this Agreement has been duly executed by, and constitutes a valid and binding agreement of Genesis enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditor's rights generally), subject to Genesis' receipt of the consents set forth in Exhibit 4.6 below. With respect to such consents as are set forth on Exhibit 4.6, Genesis covenants to use commercially reasonable best efforts to pursue and to obtain such consent to the terms and provisions of this Agreement on a timely basis as contemplated herein.

      (c) This Agreement is valid and binding upon Genesis and enforceable against Genesis in accordance with its terms.

    3.3 Brokerage Fees and Commissions. Genesis and ET represent and warrant that they have not dealt with any broker or with any other entity or individual that would be entitled to any commission, finder's fee or any similar compensation in connection with Genesis's acquisition of the Property. ET and Genesis shall each indemnify and hold harmless the other from all liability arising from any claim for which the indemnifying party is responsible with respect to any finder's or brokerage fees or agent's commissions in connection with this transaction. The provisions of this paragraph shall survive any termination of this Agreement.

    3.4 General. All of the foregoing representations and warranties shall be true at the time of this Agreement, as of the Closing, and shall survive for a period of twelve (12) months following the Closing.



                                   ARTICLE IV
              CONDITIONS TO CONSUMMATION OF TRANSACTION BY GENESIS


    The obligation of Genesis to consummate Closing shall be subject to fulfillment (or waiver at or prior to the date of the Closing) of the following conditions:

    4.1 Representations, Warranties and Covenants. The representations and warranties made by ET in this Agreement, and in any document delivered by ET pursuant to this Agreement, shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations and warranties were made on and as of such date. ET shall not have defaulted in the performance of any covenant required to be performed hereunder.

    4.2 No Material Adverse Change. There shall have been no material adverse change in the value or condition of the Property since the date hereof

    4.3 Title Insurance; Survey. The Title Company shall have issued to Genesis an ALTA owner's title insurance policy effective as of the date of the Closing or an unconditional commitment therefor insuring fee simple title to the Property to be vested in Genesis in an amount at least equal to the Consideration hereunder, subject to no exceptions other than (a) the Assumed Loan Documents (or if appropriate, a lease or sublease with GHV of WB or an Affiliate of Genesis), (b) those easements, reservations and restrictions (but specifically excluding any monetary liens and/or encumbrances other than liens and encumbrances pursuant to the Assumed Loan Documents) existing as of March 27, 1998, (c) those survey matters existing as of March 27, 1998, and (d) the
Permitted Exceptions.   Title shall otherwise be in a form acceptable to
Genesis in its sole and absolute discretion. In addition, Genesis shall have received, at its sole discretion, an ALTA survey of the Property, showing no encroachments on the Property or from the Property onto an adjacent property, or any other condition that may adversely affect the title thereto or the value thereof, in Genesis's sole discretion, except as described above in this section

    4.4 No Order or Injunction. Closing shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction nor shall there be any pending or threatened condemnation proceeding with respect to the Property or any portion thereof.

    4.5 Instruments of Conveyance. ET shall have delivered the instruments referred to in Section 6.2.

    4.6 Consents. All required consents, including those from Genesis' lender as set forth on Exhibit 4.6, and those from ET's lender, shall have been obtained to the satisfaction of Genesis, with no modification of the Assumed Loan Documents unless otherwise disclosed to and approved by Genesis, and ET shall have paid all required transfer or other fees required by ET's lender in connection therewith, subject, however, to the provisions of Section 9(d)) of the Master Agreement dealing with sharing of closing costs.

    4.7 Violation of Environmental Law. There shall exist no violation of any Environmental Law not caused by Genesis or presence on the Property of any Hazardous Material other than those brought on the Property by Genesis.
Genesis is authorized to conduct whatever environmental tests Genesis deems necessary to satisfy this condition, and to hire consultants to do so, but Genesis agrees to repair any physical damage caused by any such test.

    4.8  Intentionally Deleted.

    4.9 Violation of Law. ET shall not have committed or created any violation of law with respect to the Property.



                                   ARTICLE V
                CONDITIONS TO CONSUMMATION OF TRANSACTION BY ET


    The obligation of ET to consummate Closing shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

    5.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Genesis in this Agreement, in any document delivered by Genesis pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

    5.2 Consents. All consents necessary for the consummation of the Closing by ET shall have been obtained, including those from ET's lender, as further identified on Exhibit 5.2.



                                   ARTICLE VI
                                  THE CLOSING

    Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in Articles IV and V hereof.

    6.1 Closing Location. Closing shall occur commencing at 10:00 A.M. at the offices of Genesis' counsel, Blank Rome, LLP, One Logan Square, Philadelphia, Pennsylvania 19103.

    6.2 Closing Deliveries by ET: At Closing, ET shall deliver or cause to be delivered the following:

      (a) a special warranty deed in recordable form, conveying good, marketable and insurable fee simple title to the Property (subject only to the Permitted Exceptions), in the form attached hereto as Exhibit "D";

      (b) a bill of sale pursuant to which ET shall convey to Genesis good title to all the Personal Property, free and clear of all liens and encumbrances, in the form attached hereto as Exhibit "E";

      (c) a certification duly executed by ET under penalty of perjury, setting forth ET's address and Federal tax identification number and certifying that ET is not a "foreign person" under section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, in the form attached hereto as Exhibit "F";

      (d) such assignment agreements as may be deemed necessary and appropriate by Genesis and ET, including, without limitation, an assignment of licenses, permits and contracts in the form attached hereto as Exhibit "G", and an assignment of intangibles in the form attached hereto as Exhibit "H".

      (e) a certificate from a duly authorized agent of ET certifying that the representations and warranties of ET set forth herein are true and correct in all material respects as of the Closing Date;

      (f) such other documents and instruments as Genesis and ET agree are necessary or appropriate, or as may be reasonably required by the title insurance company.

      (g) ET shall deliver to GHV of WB (a copy of which shall be delivered at least two Business Days prior to Closing for inspection by GHV of WB) an estoppel certificate in recordable form executed by ET addressed to GHV of WB certifying: (i) the then principal balance of the applicable Assumed Loan Documents, (ii) the amount of any other monies on deposit, (iii) the dates through which all payments have been made with respect to the applicable Assumed Loan Documents, (iv) that there is no default or event of default under the applicable Assumed Loan Documents, and (v) confirming that the appropriate Assumed Loan Documents are the only documents being assumed by GHV of WB.

    6.3 Closing Deliveries by Genesis. At Closing Genesis shall deliver or cause to be delivered the following:

       (a) a certificate from a duly authorized officer of Genesis certifying that the representations and warranties of Genesis set forth herein are true and correct in all material respects as of the Closing Date;

       (b) such other documents and instruments as ET and Genesis agree are necessary or appropriate, or as may be reasonably required by the title insurance company.

    6.4 Closing Costs. Subject to the provisions of Section 9(d) of the Master Agreement, Genesis shall pay the following costs: (i) survey costs;
(ii) costs, including the payment of the title insurance premium, of obtaining a title insurance policy for the benefit of Genesis and (iii) all recording fees and charges for the deed. ET will pay all recording fees and release charges to satisfy, release or remove any encumbrance or lien of record. Each party shall pay its own legal fees. Documentary and transfer fees imposed on, or in connection with, the transfer of the Property and fees related to the consent of ET's lenders or fees related to the assumption of loans by Genesis will be shared by the parties in accordance with Section 9(d) of the Master Agreement.

    6.5 Rent Prorations. ET and Genesis agree that adjustments of rent under the Lease Agreement shall be made as of the Closing Date, and a statement
setting forth such adjustments shall be initialed by the parties.   In
addition, all security deposits and any escrow reserves which ET is holding shall be refunded to Genesis at Closing.

    6.6 Possession. At Closing, Genesis shall be in possession of the Property.

    6.7 Further Assurances. In addition to the obligations required to be performed hereunder by ET at the Closing, ET agrees to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Closing such other instruments, documents, and other materials, as Genesis may reasonably request in order to vest title to the Property in Genesis.

    6.8 Deadline for Closing. In the event the Closing has not occurred by March 31, 2004, and neither party is in breach hereunder, this Agreement shall be terminated, unless otherwise extended by mutual agreement of the parties in writing. Except as to matters which by the terms hereof are to survive any termination, neither party shall have any further obligations hereunder in conjunction with a termination pursuant to this provision.

    6.9 Consent to Reorganization. As of the Reorganization, and subject to ET's receipt of consent from ET's lenders as set forth on Exhibit 5.2, ET shall be deemed to consent to the Reorganization as defined herein with respect to the impact thereof on the Facility and shall be deemed to waive any right of ET which may arise upon the Reorganization between ET and GHV of WB. Effective as of the consummation of the Reorganization and conditioned upon the receipt of any necessary lender consents and GHC's execution and delivery to ET of a guaranty of the Lease Agreement substantially in the form of Exhibit H to the Master Agreement, ET shall be deemed to have consented to the release of GHV, as a guarantor of the Lease Agreement, and to the replacement of GHV with GHC, as guarantor of the Lease Agreement.

                                  ARTICLE VII
                           CONDEMNATION; DESTRUCTION

    7.1 Condemnation of the Property. If after the date hereof and prior to the Closing all or a material part of the Property is taken by eminent domain or condemnation (or sale in lieu thereof) such that the operation of the Property as an assisted living facility in the present form or the Property's compliance with zoning laws is disturbed or otherwise compromised, Genesis may, by written notice to ET delivered within thirty (30) days of receipt of a copy of the notice of condemnation from ET, elect to cancel this Agreement, in which event both parties shall be relieved and released of and from any further liability hereunder, and this Agreement shall be considered canceled. If no such election is made, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment except that the condemnation award shall be assigned to Genesis.

    7.2 Destruction of Property, Risk of Loss. The Property is to be held at the risk of ET until Closing. In the event of any substantial destruction or damage to the Property, Genesis may terminate this Agreement within thirty
(30) days of the event to the extent that Genesis, as tenant, may terminate the Lease Agreement as a result of such destruction or damage, and upon such termination, neither party shall have any liability to the other. If no such election is made, or if Genesis is not entitled to terminate this Agreement, then the purchase contemplated herein shall be effected with no adjustment except that the insurance award shall be assigned to Genesis and Genesis shall receive a credit in the amount of any deductible.

                                  ARTICLE VIII
                              REMEDIES ON DEFAULT

    8.1 ET's Remedies. Except for any breaches waived in writing by ET, if Genesis has breached any of its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the Closing by the date of the Closing when and as required to do so hereunder, then ET shall have the sole and exclusive right either: (a) to bring an action seeking the specific performance of the obligations of Genesis hereunder, or (b) to be paid an amount equal to ten percent (10%) of the Consideration described in Section
2.2 above, as liquidated and agreed upon damages, in which case upon Genesis' payment of such amount to ET, this Agreement shall terminate and the parties' obligations hereunder shall become null and void. It is agreed that the provisions of this Paragraph 8.1 for liquidated and agreed upon damages are a bona fide pre?estimate of actual damages and a provision for such, and are not a penalty, the parties understanding that by reason of the withdrawal of the Property from sale to the general public at a time when other parties would be interested in purchasing the Property, that Seller shall have sustained damages which will be substantial, but will not be capable of determination with mathematical precision. Therefore, this provision for liquidated and agreed upon damages has been incorporated as part of this Agreement as a provision beneficial to both parties and ET shall have no other remedies except as provided herein and shall have no right to pursue or receive consequential or special damages.

    8.2 Genesis' Remedies. Except for any breaches waived in writing by Genesis, if ET has breached any of its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the Closing by the date of the Closing when and as required to do so hereunder, then Genesis shall have the sole and exclusive right either: (a) to bring an action seeking the specific performance of the obligations of ET hereunder, or (b) to bring an action for actual damages, in which case this Agreement shall terminate and the parties' obligations hereunder shall become null and void. In no event shall Genesis have the right to pursue or to receive special or consequential damages.

                                   ARTICLE IX
                                INDEMNIFICATION

    9.1 Indemnification by ET. ET hereby, jointly and severally, indemnify and agree to defend and hold harmless Genesis, and its officers, directors, employees, agents and successors and assigns, and its general partners and any officers, trustees, directors, employees, agents and successors and assigns of such general partners ("Genesis Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Genesis Indemnitee, the Property, or any part thereof whether before or after the date of the Closing, as a result of, on account of or arising from (a) the failure of ET to perform any of its obligations hereunder or the breach by ET of any of its representations and warranties made herein, (b) events, contractual obligations, acts or omissions of ET that occurred in connection with the ownership or operation of the Property prior to the Closing, (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing, or (d) any obligation, claim, suit, liability, contract, agreement, debt or encumbrance (other than Permitted Exceptions) created, arising or accruing prior to the date of the Closing, regardless of when asserted, relating to the Property or its operation, including, without limitation, and all liabilities for federal or state income taxes or other taxes, which shall not have been set forth or specifically described in this Agreement or the Schedules and the Exhibits hereto, provided however, that with respect to (b), (c) and (d) above, ET shall not be obligated to indemnify the Genesis Indemnitees for those matters for which Genesis was otherwise obligated under the Lease. The obligations of ET under this Section 9.1 shall survive the Closing for a period of twelve (12) months.

    9.2 Indemnification by Genesis. Genesis hereby indemnifies and agrees to defend and hold harmless ET and its officers, directors, employees, agents and successors and assigns

("ET Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any ET Indemnitee, whether before or after the date of the Closing, as a result of, on account of or arising from
(a) the failure of Genesis to perform any of its obligations hereunder or the breach by Genesis of any of its representations and warranties made herein,
(b) events, contractual obligations, acts or omissions of Genesis that occurred in connection with the ownership of the Property subsequent to the Closing, or (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times subsequent to the Closing. The obligations of Genesis under this Section 9.2 shall survive the Closing for a period of twelve (12) months.



                                   ARTICLE X
                                    GENERAL


    10.1  Notices.

       (a) All notices, demands and requests required under this Agreement shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if hand delivered or if sent by, facsimile, nationally recognized overnight delivery service, or United States registered or certified mail, return receipt requested, postage prepaid, at the following addresses:

        If to: ET:                  c/o ElderTrust
                                    Little Falls Center One
                                    2711 Centerville Road - Suite 108
                                    Wilmington, DE  19808
                                    Attention:  Michael R. Walker, Acting
                                    President
                                    Telephone:  (302) 993-1022
                                    Facsimile:  (302) 993-1023

                With a copy to:     Hogan & Hartson L.L.P.
                                    8300 Greensboro Drive - Suite 1100
                                    McLean, Virginia  22102
                                    Attention:  Lee E. Berner, Esquire
                                    Telephone:  (703) 610-6137
                                    Facsimile:  (703) 610-6200

        If to Genesis:              c/o Genesis Health Ventures, Inc.
                                    101 East State Street
                                    Kennett Square, PA 19348
                                    Attention: Chief Executive Officer
                                    Telephone: (610) 925-6350
                                    Facsimile: (610) 925-4242
                                    Attention: Law Department
                                    Telephone: (610) 444-6350
                                    Facsimile: (610) 925-4242

                with a copy to:     Blank Rome LLP
                                    One Logan Square
                                    Philadelphia, PA 19103-6998
                                    Attention: Matthew J. Comisky, Esquire
                                    Telephone: (215) 569-5678
                                    Facsimile: (215) 832-5678

       (b) The parties may change the address to which such communications are to be directed by giving written notice to the others in the manner provided in this section.

       (c) Notices, demands and requests shall be deemed sufficiently served or given for all purposes hereunder (i) if hand delivered or sent by facsimile, on the date of receipt; (ii) if sent by facsimile, upon confirmation and voice confirmed, (iii) if sent by overnight delivery service, one (1) day following the deposit with such delivery service; or (iv) if sent by registered or certified mail, three (3) days following the deposit in any Post Office or Branch Post Office regularly maintained by the United States Government.

    10.2 No Waiver. No failure by a party to exercise and no delay in exercising any right, power, privilege or discretion under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, privilege or discretion hereunder preclude any other or further exercise thereof or the exercise of any right, power, privilege or discretion provided for herein; nor shall any waiver thereof be effective unless in writing and signed by the party waiving the same.

    10.3 Benefit and Assignment. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect, provided that Genesis may (i) assign this Agreement and its rights hereunder, to a corporation partnership, limited liability company or other entity of which the entire ownership interest is owned directly or indirectly by Genesis or its affiliates without the consent of ET, or (ii) contribute the Property, or any portion thereof, to a corporation, partnership, limited liability company or other entity in exchange for

100% of the ownership interests in such entity; no such assignment or contribution shall relieve ET of its obligations hereunder.

       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

    10.4 Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims and disputes relating thereto shall be governed by and construed under the laws of the State (but not including the choice of law rules thereof).

    10.5 Entire Agreement Amendment. This Agreement and the exhibits and schedules hereto and the agreements referred to herein set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No amendment, change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

    10.6 Counterparts/Facsimile Signature Pages. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one Agreement. For purposes of binding the parties, signatures may be exchanged by the use of facsimile and confirmed by live signatures circulated immediately thereafter.

    10.7 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    10.8  Miscellaneous.

       (a) Both parties participated in the drafting of this Agreement and no presumptions shall arise by virtue of the identity of the draftsmen.

       (b) Delivery of the conveyancing instruments, the documents and/or the consideration required hereunder of either party shall constitute good and sufficient tender of performance of the terms hereof by the complying party.

       (c) Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

       (d) The parties hereto represent and warrant to the other that neither party has engaged the services of a broker or agent and no fees or commissions are due or owing with respect to the transactions contemplated herein.

       (e) Genesis and ET shall consult with one another in advance concerning the form and substance of any press release relating to this Agreement or the transactions contemplated hereby; provided, however, that this obligation shall not prohibit any party hereto from making any disclosure which is necessary to fulfill such party's disclosure obligations imposed by law or regulation.

       (f) Time is of the essence of this Agreement. If any time period or date ends on a day or time which is a weekend, legal holiday or bank holiday, such period shall be extended to the same time on the next Business Day.

       (g) Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Agreement.

       (h) Genesis and ET agree to execute and deliver such further documents as are necessary or desirable to implement and accomplish the agreements and terms of this Agreement.

       (i) Genesis and ET shall use commercially reasonable efforts to keep confidential all information relating to the terms of this Agreement and all information relating to the parties, their officers and directors (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) and such information shall not at any time be used for the advantage of, or disclosed to third parties (other than the counsel, accountants, lenders of each of the parties hereto and other parties necessary for the consummation of the transactions contemplated herein).

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed and sealed this Agreement as of the day and year first written above.



WITNESS:                ET

                        ET SUB-RIVERVIEW RIDGE LIMITED
                        PARTNERSHIP, L.L.P., a Virginia limited partnership

                        By:   ET GENPAR, L.L.C., general partner

                              By: ElderTrust Operating Limited Partnership, sole member

                                   By:  ElderTrust, general partner



_________________________                     By:  ____________________________
                                              Name:   Michael R. Walker
                                              Title:  Acting President and
                                                      Chief Executive Officer

                             Date:  September ____, 2003

                        GENESIS

                        GENESIS HEALTH VENTURES OF WILKES-BARRE, INC., a Pennsylvania corporation



_______________________       By:  ______________________________________
                              Name:   James V. McKeon
                              Title:  Senior Vice President

                              Date:  September ____, 2003


                        GENESIS HEALTHCARE CORPORATION,
                        a Pennsylvania corporation



_______________________   By:  ______________________________________
                          Name:   James V. McKeon
                          Title:  Senior Vice President

                          Date:  September ____, 2003

                             Date:  September ____, 2003

                                    JOINDER


    The undersigned, as the parent corporation of GHV-WB, hereby joins in the execution of the foregoing Conveyance and Transfer Agreement as buyer and agrees to perform, or cause the performance of all of the obligations of GHV-WB hereunder, provided, however, that upon the consummation of the Reorganization the undersigned shall be released automatically from any and all obligations under this Agreement without the need for notice, consent, acknowledgement or the execution of further documentation.


                                       GENESIS HEALTH VENTURES, INC., a
                                       Pennsylvania corporation

                                       By:  _______________________________
                                       Name:   James V. McKeon
                                       Title:  Senior Vice President

                                       Date: September ______, 2003

                                List of Exhibits


                 Exhibit "A"     -  The Land

                 Exhibit "B"     -  Permitted Exceptions

                 Exhibit "C"     -  Definition of Reorganization

                 Exhibit "D"     -  Form of Special Warranty Deed

                 Exhibit "E"     -  Form of Bill of Sale

                 Exhibit "F"     -  Form of FIRPTA Affidavit

                 Exhibit "G"     -  Form of Assignment of Licenses,
                                    Permits  and Contracts

                 Exhibit "H"     -  Form of Assignment of Intangibles

                 Exhibit 3.1(e)  -  Schedule of Litigation

                 Exhibit 3.1(k)  -  Environmental Disclosure Schedule

                 Exhibit 3.1(l)  -  Contract Rights

                 Exhibit 4.6     -  List of Required Consents from Genesis

                 Exhibit 5.2     -  List of Required Consents from ET

                                   Exhibit A

                                    The Land

    ALL the surface or right of soil of and in that certain lot, piece or parcel of land situate in the City of Wilkes-Barre, County of Luzerne, and Commonwealth of Pennsylvania, bounded and described as follows, to wit:

    BEGINNING at an iron pin corner in the southwesterly line of Courtright Avenue, being the northeasterly corner of land now or formerly of River Street Associates as described in Luzerne County Deed Book 2125, page 120, said corner being located North 35 degrees 59 minutes 19 seconds West, 404.00 feet from the northwesterly side of North River Street, said corner being the southeasterly corner of Lot No. 2 as shown on Minor Subdivision Plan as prepared by Mozeleski & Baer on April 20, 1991;

    THENCE along land now or formerly of River Street Associates South 57 degrees 33 minutes 19 seconds West, 176.00 feet to a found iron pin;

    THENCE continuing along land now or formerly of River Street Associates South 33 degrees 53 minutes 24 seconds West, 291.63 feet to a found iron pin corner;

    THENCE along land now or formerly of Dorr Corporation, successor by merger Pagnotti Coal Company, North 09 degrees 18 minutes 29 seconds West, 400.86 feet to a set iron pin corner;

    THENCE along the same North 57 degrees 32 minutes 31 seconds East, 296.96 feet to a set iron pin corner;

    THENCE along the southwesterly line of Courtright Avenue South 35 degrees 59 minutes 19 seconds East, 252.00 feet to the PLACE OF BEGINNING.

    CONTAINING 2.21 acres of land, being the same, more or less.

    SUBJECT to a twenty (20) foot wide sanitary sewer easement crossing the above described parcel as shown on aforesaid Minor Subdivision map as prepared by Mozeleski and Baer, in favor of Wyoming Valley Sanitary Authority, as more particularly set forth in Luzerne County Deed Book 1631 at Page 8 and a certain condemnation action filed to No. 539, January Term, 1968, in the Office of the Prothonotary of Luzerne County,

    UNDER AND SUBJECT to all easements, reservations, and exceptions in the prior chain of title including the reservation of the sewer easement in favor of Pagnotti Coal Company as shown on the map attached to a certain Deed from Dorr Corporation, now by merger Pagnotti Coal Company, to Susquehanna Holdings Company dated December 17, 1991, and recorded in Luzerne

County Deed Book 2406 at Page 1018, and SUBJECT to a 12 foot easement in both directions from the northeast corner of the property described above in favor of Pagnotti Coal Company, as shown on the map attached to Luzerne County Deed Book 2406 at Page 1018.

                                   Exhibit B

                              Permitted Exceptions

1. Special taxes or assessments, if any, for the year 2003 and subsequent years, not yet due and payable.

2. General taxes for the year 2003 and any subsequent years, not yet due and payable.

3. Rights or claims of parties in actual possession of any or all of the property.

4. Unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachment which an accurate and complete survey would disclose.

5. Public or private rights, if any, in such portion of the subject premises as may be presently used, laid out or dedicated in any manner, for street, highway or alley purposes.

6. Those certain easements of the Dorr Corporation, now by merger Pagnotti Coal Company as in Deed Book 2406, page 1018.

7. Reservations, conditions, restrictions and exceptions of the Lehigh Valley Coal Company as in Deed Book 1515 page 423, including the right to mine and remove coal and minerals.

8. Coal and minerals beneath the surface and the right to mine and remove same as may be found in prior deeds forming the chain of title.

9. Rights granted to Pennsylvania Power & Light Company as in Deed Book 2432 page 449 and 453 and as shown on ALTA/ASCM Land Survey made for Genesis ElderCare Development Group by Baer Surveying Inc., Thomas S. Baer, Registered Prof. Land Surveyor dated 7/26/1997.

10. Rights granted to Pennsylvania Gas and Water Company as in Deed Book 2416 page 53 and as shown on ALTA/ASCM Land Survey made for Genesis ElderCare Development Group by Baer Surveying Inc., Thomas S. Baer, Registered Prof. Land Surveyor dated 7/26/1997.

11. Rights granted to The Bell Telephone Company of Pennsylvania as in Deed Book 2430 page 790 and as shown on ALTA/ASCM Land Survey made for Genesis ElderCare Development Group by Baer Surveying Inc., Thomas S. Baer, Registered Prof. Land Surveyor dated 7/26/1997.

12. Declaration of Taking by the Wyoming Valley Sanitary Authority for Sanitary Sewer as in Deed Book 1631 page 8 and as shown on ALTA/ASCM Land Survey made for Genesis ElderCare Development Group by Baer Surveying Inc., Thomas S. Baer, Registered Prof. Land Surveyor dated 7/26/1997.

13. Conditions as shown on ALTA/ASCM Land Survey made for Genesis ElderCare Development Group by Baer Surveying Inc., Thomas S. Baer, Registered Prof. Land Surveyor dated 7/26/1997 and revised 12/30/1997: (a) easement of paved drive, leading over lands of River Street Associates into Courtright Street (Avenue); (b) encroachment of stone wall; (c) encroachment of building over setback line from rear.

14. Open-End Mortgage, Assignment and Security Agreement dated October 18, 2995 from Susquehanna Holdings Company to Nationsbanc Mortgage Capital Corp. recorded October 20, 1995 in Mortgage Book 2072, page 536; Consent and Assumption Agreement recorded in Deed Book 2633, page 890.

15. Assignment of Loan Documents by and between Nationsbank Mortgage Capital Corporation and The Chase Manhattan Bank, N.A. as in Deed Book 2171 page 598.

16. Assignment of Lessor's Interest in Leases between Susquehanna Holdings Company to Nationsbanc Mortgage Capital Corp. as in Deed Book 2543 page 453.

17. Assignment of Lessee's Interest in Leases from River Ridge Partnership and Nationsbanc Mortgage Capital Corp. as in Deed Book 2574 page 547.

18. Confirmation and Amendment of Mortgage and Assignment of Leases between Susquehanna Holdings Company and Nationsbanc Mortgage Capital Corp. as in Deed Book 2158 page 408.

                                   Exhibit C

                         Description of Reorganization

                                   Exhibit  D

                                  Form of Deed

                                      DEED

    THIS INDENTURE is made this _______ day of _______________, 2003, BETWEEN [INSERT APPROPRIATE ET ENTITY] (hereinafter referred to as the "Grantor"), of the one part, and [INSERT APPROPRIATE GHV ENTITY] (hereinafter referred to as the "Grantee"), of the other part.

    WITNESSETH, That the said Grantor, for and in consideration of the sum of [INSERT APPROPRIATE CONSIDERATION] ($____________) lawful money of the United States of America paid to it, the said Grantor, by the said Grantee, at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, released and confirmed, and by these presents does grant, bargain, sell, convey, release and confirm unto the said Grantee, its successors and assigns.

    ALL THAT certain parcel of land with the buildings and improvement thereon erected situate in the City of Wilkes-Barre, County of Luzerne, and Commonwealth of Pennsylvania, as more particularly described on Exhibit "A" attached hereto and made a part hereof.

    TOGETHER with all and singular the Buildings, Improvements, Streets, Alleys, Passages, Ways, Waters, Water-Courses, Rights, Liberties, Privileges, Hereditaments and Appurtenances whatsoever thereunto belonging, or in any way appertaining, and the Reversions and Remainders, Rents, Issues and Profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever, of it, the said Grantor, in law, equity, or otherwise, of, in, and to the same and every part thereof.

    TO HAVE AND TO HOLD the above described land together with all buildings and improvements thereon and all Hereditaments and Premises hereby granted, or mentioned and intended so to be, with the Appurtenances, unto the said Grantee, and to its successors and assigns, to and for the only proper use and behoof of the said Grantee, and its successors and assigns, forever.

    AND the said Grantor, for itself and its heirs, personal representatives, successors and assigns, Does by these presents, covenant, grant and agree to and with the said Grantee, its successors and assigns, that it, the said Grantor and its successors and assigns, all and singular the Hereditaments and Premises herein above described and granted, or mentioned and intended so to be, with the Appurtenances, unto the said Grantee, its successors and assigns, against it, the said Grantor, its successors and assigns, and against all and every other person or persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from, or under it, them, or any of them, shall and will WARRANT AND FOREVER DEFEND.

    IN WITNESS WHEREOF, Grantor has signed and delivered this Deed as a sealed instrument as of the day and year first above written.

                          [INSERT APPROPRIATE ET ENTITY]


                                             By:    _______________________
                                             Name:  Michael R. Walker
                                             Title: Acting President and
                                                    Chief Executive Officer


COMMONWEALTH OF PENNSYLVANIA     :
                                 :  SS.
COUNTY OF PHILADELPHIA           :

On this, the _____ day of ________, 2003, before me, the undersigned notary public, personally appeared Michael R. Walker, known or satisfactorily proven to me to be the person who signed the foregoing instrument, who acknowledged himself to be the Acting Vice President and Chief Executive Officer of [INSERT APPROPRIATE ET ENTITY], and who further acknowledged that he, being authorized to do so, executed the foregoing instrument as the act and deed of the trust by signing the name of the trust by himself as such officer, in the capacity set forth herein.

    In witness whereof, I hereunto set my hand and official seal.


                                      _________________________________
                                      Notary Public

My commission expires:
                                      [affix seal and stamp]

                                      DEED

                         [INSERT APPROPRIATE ET ENTITY]
                                               Grantor

                                       TO

                        [INSERT APPROPRIATE GHV ENTITY]
                                               Grantee

                             Record and return to:

                         William V. McGroarty, Esquire
                                 Blank Rome LLP
                                One Logan Square
                            Philadelphia, PA  19103



The address of the within-named Grantee is:

c/o Genesis Health Ventures, Inc.
101 East State Street
Kennett Square, Pennsylvania  191348


________________________________
On behalf of Grantee

                                  Exhibit "E"

                              Form of Bill of Sale

                                  BILL OF SALE

THIS BILL OF SALE is made this ____ day of ____________ , 2003, by [INSERT APPROPRIATE ET ENTITY] ("Seller") to [INSERT APPROPRIATE GHV ENTITY] ("Buyer").

    WHEREAS, pursuant that certain Conveyance and Transfer Agreement dated as of September ___, 2003 (the "Transfer Agreement"), between Buyer and GENESIS HEALTHCARE CORPORATION, a Pennsylvania corporation ("GHC"), as buyer (collectively, "Genesis"), and Seller, Seller agreed to execute this Bill of Sale.

    NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby covenants and agrees as follows:

    1. The foregoing recitals are incorporated by reference as if fully set forth herein.

    2. For and in consideration of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, Seller does hereby grant, sell, convey, transfer, assign, deliver and set over unto Buyer, its heirs, executors, administrators and assigns, forever, all estate, right, title, interest, claim and demand of Seller, if any, in and to any and all personal property of every kind and nature, whether tangible or intangible and including any fixtures and equipment (the "Personal Property"), which is located on that certain parcel of land together with the buildings (each a "Building") and the improvements thereon, commonly known as Riverview Ridge, located at 300 Courtright Street, Wilkes-Barre, Luzerne County, Pennsylvania and more particularly described on Exhibit "A" attached hereto and made a part hereof, provided however, that the term Personal Property shall not include personal property which is located in any Building and which is the personal property of and belongs to a residential tenant who leases space in such Building.

    3. THE PERSONAL PROPERTY IS BEING SOLD AND TRANSFERRED TO BUYER "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE DATE OF THIS BILL OF SALE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. SELLER HAS ONLY LIMITED KNOWLEDGE OF THE CONDITION OF THE PERSONAL PROPERTY. BUYER IS HEREBY ACQUIRING THE PERSONAL PROPERTY BASED SOLELY UPON BUYER'S OWN INDEPENDENT INVESTIGATIONS AND INSPECTIONS OF THE PERSONAL PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER OR ANY OF ITS AGENTS OR CONTRACTORS. SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PERSONAL PROPERTY. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR

PRESENT, EXPRESS OR IMPLIED, CONCERNING THE PERSONAL PROPERTY.

    IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered as of the day and year first above written.


                          SELLER:


                          [INSERT APPROPRIATE ET ENTITY]



_______________________________            By:_________________________
                                             Name: Michael R. Walker
                                             Title: Acting President and
                                                    Chief Executive Officer

                                  Exhibit "E"

                            Form of FIRPTA Affidavit

                      AFFIDAVIT OF NON-FOREIGN CITIZENSHIP

    Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned, the undersigned hereby certifies the following:

    1. [INSERT APPROPRIATE ET ENTITY] ("Seller"), is not a foreign citizen, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Regulations);

    2.  Seller's tax identification number is __________________; and

    3. Seller's office address is c/o ElderTrust, 2711 Centerville Road, Suite 108 Wilmington, DE 19808.

    Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

    Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

    Signed this ________ day of September, 2003.


                                 [INSERT APPROPRIATE ET ENTITY]


                                 By:____________________
                                    Name: Michael R. Walker
                                    Title: Acting President and
                                           Chief Executive Officer


Signed and sworn to before me on
this ____ day of September, 2003.


____________________
Notary Public

My commission expires:

                                  Exhibit "G"

             Form of Assignment of Licenses, Permits and Contracts

                     QUITCLAIM ASSIGNMENT AND ASSUMPTION OF
                             LICENSES AND CONTRACTS

THIS ASSIGNMENT is dated as of September __, 2003, by [INSERT APPROPRIATE ET ENTITY] ("Assignor") to [INSERT APPROPRIATE GHV ENTITY] ("Assignee").

                              W I T N E S S E T H:

    This Assignment is made pursuant to that certain Conveyance and Transfer Agreement dated as of September ___, 2003 (the "Transfer Agreement"), between Assignee and GENESIS HEALTHCARE CORPORATION, a Pennsylvania corporation ("GHC"), as buyer (collectively, "Genesis"), and Assignor, wherein Assignor agreed, among other things, to sell to Assignee that certain real property commonly known as Riverview Ridge, located at 300 Courtright Street, Wilkes-Barre, Luzerne County, Pennsylvania (the "Riverview Ridge Facility").

    Assignor desires to assign and Assignee desires to assume whatever right which Assignor may have in all agreements relating to the development, construction and operation of the Riverview Ridge Facility, which are assignable including, without limitation, architect and construction contracts (including plans and specifications), warranties, guaranties or other assurances relating to the development, construction and operation of the Riverview Ridge Facility, agreements relating to the service and operation of the Riverview Ridge Facility and the Land, such as service, property management, supply and maintenance agreements, and agreements as to off-site improvements or access that are likely to affect the Property, including agreements relating to pedestrian access, storm water management, road access and improvements, stream preservation, forest remediation, environmental remediation and monitoring, wetlands remediation and the like, if any, but not including any contracts related to the occupancy and care of the Residents of the Riverview Ridge Facility, as such agreements are set forth on Exhibit 3.1(l) of the Transfer Agreement (the "Riverview Ridge Contract Rights").

    Assignor desires to assign and Assignee desires to assume whatever right which Assignor may have in all licenses, franchises, privileges, permits, approvals, authorizations, consents, certificates of need and similar documents in connection with the right to use the land, construct and develop the Riverview Ridge Facility and operate the Riverview Ridge Facility, including a personal care license, all building permits and certificates of occupancy, all variances, special exceptions and, if required, other zoning permits and licenses, and all other permits, licenses and other authorizations issued in any connection with the Property, as such permits, licenses and other authorizations are defined in the Transfer Agreement (the "Riverview Ridge Licenses and Permits").

    NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the parties hereto, intending to be legally bound, agrees as follows:

    1. Assignor hereby assigns, releases and quitclaims to Assignee all of Assignor's right, title and interest, if any, in and to the Riverview Ridge Contract Rights and the Riverview Ridge

Licenses and Permits, which are assignable, together with any and all extensions, modifications and renewals thereof.

    2. Assignee hereby assumes the duties and obligations of Assignor under the Riverview Ridge Contract Rights and Riverview Ridge Licenses and Permits, which are assignable, and in effect on the date hereof, which duties and obligations arise and accrue as of the date hereof.

    3. The foregoing assignment is made without representation and warranty as to (i) the assignability of the any of the contracts and agreements and (ii) Assignor's interest in any of the Riverview Ridge Contract Rights and Riverview Ridge Licenses and Permits.

    4. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

    5. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Transfer Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have duly executed this Assignment as of the day and year first above written.


                                   ASSIGNOR:


                                  [INSERT APPROPRIATE ET ENTITY]



                                  By:________________________
                                     Name: Michael R. Walker
                                     Title: Acting President and
                                            Chief Executive Officer

                                  ASSIGNEE:

                                  [INSERT APPROPRIATE GHV ENTITY]



                                  By:________________________
                                     Name: James V. McKeon
                                     Title: Senior Vice President

                                  Exhibit "H"

                       Form of Assignment of Intangibles

                        ASSIGNMENT OF INTANGIBLE RIGHTS


    THIS ASSIGNMENT is dated as of September __, 2003, by [INSERT APPROPRIATE ET ENTITY] ("Assignor") to [INSERT APPROPRIATE GHV ENTITY] ("Assignee").

                             W I T N E S S E T H :

    WHEREAS, Assignor is on this date conveying to Assignee that certain real property commonly known as Riverview Ridge, located at 300 Courtright Street, Wilkes-Barre, Luzerne County, Pennsylvania, as more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

    WHEREAS, Assignor has agreed to assign to Assignee certain appurtenances, documents, intangibles and other interests pertaining to the Property.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, remise, release and quit-claim unto Assignee all of Assignor's right, title, interest, claim and demand, if any, in and to: (i) all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, and appurtenances pertaining to or accruing to the benefit of the Property, (ii) all zoning approvals, ordinances and/or resolutions, subdivision bonds, building permits, site plans, governmental consents, authorizations, variances, waivers, vested rights, permits and approvals, environmental permits, environmental indemnities, architects' or engineers' plans and drawings, utility agreements, development agreements, subdivision covenants, percolation, soil, topographical and traffic studies or reports performed by or at the request of Assignor or in the possession or control of Assignor with respect to the Property, if any, including those Licenses and Permits as defined in that certain Conveyance and Transfer Agreement dated as of September ___, 2003 (the "Transfer Agreement"), between Assignee and GENESIS HEALTHCARE CORPORATION, a Pennsylvania corporation ("GHC"), as buyer (collectively, "Genesis"), and Assignor, (iii) all General Intangibles (as defined in the Transfer Agreement) and Intangible Property (as defined in the Transfer Agreement), and (iv) all other intangible rights whatsoever in any way affecting or pertaining to the use, development or operation of the Property.

    This Assignment is made by Assignor without representation or warranty of any kind.

    IN WITNESS WHEREOF, this Assignment has been duly executed by the Assignor as of the day and year first set forth above.


                                         ASSIGNOR:


                                         [INSERT APPROPRIATE ET ENTITY]



                                         By:________________________
                                              Name: Michael R. Walker
                                              Title: Acting President and
                                                     Chief Executive Officer

                                 Exhibit 3.1(e)

                             Schedule of Litigation


                                      None

                                 Exhibit 3.1(k)

                        Environment Disclosure Schedule


                                     None.

                                 Exhibit 3.1(l)

                                Contract Rights


                                     None.

                                  Exhibit 4.6

                     List of Required Consents from Genesis


                              Wachovia Bank, N.A.

                                  Exhibit 5.2

                       List of Required Consents from ET


      1. Midland Mortgage, as sevicer for The Chase Manhattan Bank, N.A., trustee

      2.  Wachovia Bank, N.A.